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EXHIBIT 23.8

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the use in this Registration Statement of Sage Networks, Inc. on Form S-1 of our report dated February 2, 1999 (February 17, 1999 as to Note
10) relating to the financial statements of Net Daemons Associates, Inc. appearing in the Prospectus, which is part of this Registration Statement.

     We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                          Deloitte & Touche LLP

Boston, Massachusetts
March 11, 1999